SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 250

            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Officers and Directors

Effective December 13, 2010, James R. Feehan voluntarily tendered his resignation as Chief Financial Officer and member of the Board of Directors of BioMedical Technology Solutions Holdings, Inc.  Mr. Feehan also resigned from the Audit, Nominating and Compensation Committees.  The resignation is effective immediately.

Effective December 28, 2010, William R. Sparks voluntarily tendered his resignation as a member of the Board of Directors of BioMedical Technology Solutions Holdings, Inc.  Mr. Sparks also resigned from the Audit, Nominating and Compensation Committees.  The resignation is effective immediately.

Effective December 28, 2010, Manny Losada voluntarily tendered his resignation as a member of the Board of Directors of BioMedical Technology Solutions Holdings, Inc.  Mr. Losada also resigned from the Audit, Nominating and Compensation Committees.  The resignation is effective immediately.

Election of Directors

Effective December 21, 2010, the Company’s Board of Directors approved the election of  Gex Franklin Richardson, William R. Tunkey, Severt Swenson III, and Robert L. Surdam to serve as members of the Board of Directors.

The new members of the Board of Directors were appointed by unanimous written consent of the directors prior to the resignations of William R. Sparks and Manny Losada.

No agreements or commitments have been made regarding compensation for the newly appointed Directors.

The following sets forth information required under Items 401 and 404 of  Regulation S-K under the Exchange Act:

Gex Franklin Richardson, age 47, will serve as a Director.  Mr. Richardson previously served as in-house counsel and Director for the Company.   Mr. Richardson currently is the President of International Medical Waste Services, Inc. in Fort Lauderdale, Florida.   Previously, Mr. Richardson was the Senior Vice President /General Counsel of Glenn Wright Construction & Development, Inc. which is a $200 Million Dollar a year Real Estate Development Company in Fort Lauderdale, Florida.   Mr. Richardson was also of Counsel to Akerrman Senterfitt, one of the largest law firms in Florida, specializing in corporate transaction and real estate.  Mr. Richardson has been practicing law for 21 years since graduating from the University of Florida with a BSBA in finance and a Juris Doctor.

William R. Tunkey, age 65, will serve as a Director.  Mr. Tunkey is Managing Partner of Robbins, Tunkey, Ross, Amsel, Raben and Waxman, P.A., in Miami, Florida since 1977.  He also has been the Vice President and Secretary of AdShip.com since 2008.  Mr. Tunkey was admitted to Florida Bar in 1970; U.S. District Court, Southern District of Florida in 1976; U.S. Supreme Court in 1979; and U.S. Tax Court in 1996.  Mr. Tunkey has a BS in Political Science from Syracuse University and Juris Doctor from University of Florida.

Robert L. Surdam, age 67, will serve as a Director.  Mr. Surdam is currently retired and is a senior investor of the Company.  Mr. Surdam has over 45 years in the construction industry and has held various positions within the Carpenters Union.  He received CEBS certification from Wharton Business School in 1981.

Severt Swenson III, age 42, will serve as a Director.  Mr. Swenson is the Founder and President of Thor Defenses, Inc., a leading provider of special operations and military equipment to all branches of the US Military as well as federal agencies, founded in 2002.  Mr. Swenson received his BA from Columbia University.

Appointment of Standing Committee Members

Effective December 21, 2010, the Company’s Board of Directors appointed board members Gex Franklin Richardson, William R. Tunkey, Severt Swenson III and Robert L. Surdam to serve as the members of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: December 29 , 2010	By: ___/s/ Donald G. Cox _______ Donald G. Cox, President

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